EXHIBIT 99.1

American Science and Engineering, Inc. Reports Results for

Fourth Quarter and Fiscal Year 2014

•                  Revenue for Fourth Quarter reported at $65.6M

•                  Bookings for Fourth Quarter reported at $60.8M

•                  94 ZBVs Booked in the Fiscal Year

•                  Company Declaring Quarterly Dividend of $0.50 per share

BILLERICA, Mass. — May 22, 2014 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the fourth quarter and fiscal year ended March 31, 2014. The Company reported revenues of $65.6 million as compared with revenues of $42.3 million for the fourth quarter of fiscal year 2013, net income of $4.0 million as compared with net income of $0.8 million for the fourth quarter of fiscal year 2013, and earnings per share of $0.50 as compared with earnings per share of $0.09 for the fourth quarter of fiscal year 2013.

For the fiscal year ended March 31, 2014, the Company reported revenues of $190.3 million as compared with revenues of $186.7 million for the prior fiscal year, net income of $15.1 million as compared with net income of $17.5 million for the prior fiscal year, and earnings per share of $1.91 as compared with earnings per share of $2.07 for the prior fiscal year.

The Company reported $60.8 million in bookings for the fourth quarter of fiscal year 2014 as compared with $8.8 million in bookings for the fourth quarter of the prior fiscal year and $180.2 million in bookings for the fiscal year ended March 31, 2014 as compared with the $180.3 million in bookings for the prior fiscal year. Backlog at March 31, 2014 was $176.1 million.

The Company is declaring a quarterly cash dividend of $0.50 per share, payable on June 9, 2014 to the holders of record at the close of business on June 2, 2014.

“Geographic expansion was a strong contributor to our FY’14 results, with 50% of total revenue and 73% of total bookings from international customers — up significantly from 34% and 42%, respectively, in FY’13,” said Chuck Dougherty, AS&E’s President and Chief Executive Officer.  “We recorded solid revenue and bookings for the fiscal year, with increases in the Cargo, Mobile, and Parcel product areas, a notable achievement in light of the challenges arising from the tightening of U.S. defense and homeland security budgets and accelerated troop drawdown in war zones.”

Chuck Dougherty, President and Chief Executive Officer, and Ken Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, will host a conference call and simultaneous webcast to discuss the results and respond to questions.  The conference call and webcast will include a presentation and are scheduled for Thursday, May 22, 2014 at 8:30 a.m. ET.

To participate in the conference call, please dial 1-877-303-9143 at least 10 minutes prior to its starting time. For international participants, please dial 1-760-536-5194. The conference identification number is 34410908. You will be placed on hold until the conference call is ready to begin.  The live webcast and presentation can be accessed through the investor relations section of the Company’s website at http://ir.as-e.com/events.cfm.

An audio replay of the teleconference will be available, in its entirety, starting Thursday, May 22, 2104 at 11:30 a.m. ET for a one-week period by dialing 1-855-859-2056. Internationally, please dial 1-404-537-3406. The conference identification number is 34410908. The replay and presentation will also be available through the Company’s web site at http://ir.as-e.com/events.cfm.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced, X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter™ X-rays — pioneered by AS&E. Learn more about AS&E products and technologies at www.as-e.com or follow us on Twitter (@ase_detects).

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

asadowski@as-e.com

978-262-8828

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
dana@redjavelin.com	lberman@as-e.com
978-440-8392	978-262-8713

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Fiscal Year Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
Total net sales and contract revenues	$65,576	$42,280	$190,249	$186,680

Total cost of sales and contracts	44,147	28,031	113,599	107,261
Gross profit	21,429	14,249	76,650	79,419

Expenses:
Selling, general and administrative	9,087	8,360	31,805	29,533
Research and development	6,364	4,756	22,089	23,618
Total expenses	15,451	13,116	53,894	53,151

Operating income	5,978	1,133	22,756	26,268
Interest and other, net	(31)	19	(23)	178
Income before provision for income taxes	5,947	1,152	22,733	26,446
Provision for income taxes	1,992	392	7,616	8,992

Net income	$3,955	$760	$15,117	$17,454

Income per share - Basic	$0.50	$0.09	$1.92	$2.08
Income per share - Diluted	$0.50	$0.09	$1.91	$2.07

Weighted average shares - Basic	7,870	8,106	7,846	8,394
Weighted average shares - Diluted	7,905	8,164	7,881	8,448

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2014	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$62,143	$40,418
Restricted cash and investments	14,603	12,618
Short-term investments, at fair value	88,649	108,546
Accounts receivable, net	34,317	28,477
Unbilled costs and fees	2,491	4,875
Inventories	32,935	48,051
Other current assets	10,234	11,984
Total current assets	245,372	254,969

Non-current assets:
Building, equipment and leasehold improvements, net	12,969	16,451
Restricted cash and investments	313	899
Other assets	6,857	9,130
Total assets	$265,511	$281,449

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$10,618	$8,371
Customer deposits	16,589	16,199
Deferred revenue	10,934	15,770
Other current liabilities	24,350	28,148
Total current liabilities	62,491	68,488

Non-current liabilities:
Lease financing liability	1,404	2,914
Other non-current liabilities	4,221	5,802
Total liabilities	68,116	77,204

Stockholders’ equity	197,395	204,245
Total liabilities and stockholders’ equity	$265,511	$281,449

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Fiscal Year Ended
	March 31, 2014	March 31, 2013
Cash flows from operating activities:
Net income	$15,117	$17,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,303	5,114
Provision for contracts, inventory, and accounts receivable reserves	1,328	5,405
Amortization of bond premium	1,551	2,700
Deferred income taxes	378	(2,966)
Stock based compensation expense	2,501	184
Other	—	(59)

Changes in assets and liabilities:
Accounts receivable	(5,813)	(3,382)
Unbilled costs and fees	2,384	(1,669)
Inventories	13,761	(4,933)
Prepaid expenses and other assets	3,636	813
Accounts payable	2,247	910
Accrued income taxes	244	2,094
Customer deposits	390	1,168
Deferred revenue	(6,430)	1,661
Accrued expenses and other liabilities	(4,051)	6,663
Net cash provided by operating activities	32,546	31,157

Cash flows from investing activities:
Purchases of short-term investments	(69,668)	(140,532)
Proceeds from sales and maturities of short-term investments	88,040	200,089
Proceeds from sale of fixed assets	—	110
Purchases of property and equipment	(1,821)	(3,618)
Net cash provided by investing activities	16,551	56,049

Cash flows from financing activities:
(Increase) decrease in restricted cash and investments	(1,399)	2,373
Proceeds from exercise of stock options	3,525	2,160
Repurchase of shares of common stock	(12,306)	(57,633)
Repayment of leasehold financing	(1,488)	(1,351)
Payment of common stock dividend	(15,713)	(16,841)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	9	135
Cash used for financing activities	(27,372)	(71,157)

Net increase in cash and cash equivalents	21,725	16,049
Cash and cash equivalents at beginning of year	40,418	24,369
Cash and cash equivalents at end of year	$62,143	$40,418